As filed with the Securities and Exchange Commission on February 11, 2000
                                                   Registration No. 333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                       UNITED SHIPPING & TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

            UTAH                                        87-0355929
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)

                       9850 - 51ST AVENUE NORTH, SUITE 110
                          MINNEAPOLIS, MINNESOTA 55442
                    (Address of principal executive offices)
                            -------------------------

                       UNITED SHIPPING & TECHNOLOGY, INC.
                             1995 STOCK OPTION PLAN

                       UNITED SHIPPING & TECHNOLOGY, INC.
                         1996 DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                            -------------------------

                                 PETER C. LYTLE
                        9850 51st Avenue North, Suite 110
                          Minneapolis, Minnesota 55442
                     (Name and address of agent for service)
                                 (612) 941-4080
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:
                            THOMAS F. STEICHEN, ESQ.
                   Briggs and Morgan, Professional Association
                                 2400 IDS Center
                           Minneapolis, MN 55402-2157
                                 (612) 334-8400

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================
  TITLE OF EACH CLASS OF     AMOUNT TO BE       PROPOSED MAXIMUM       PROPOSED MAXIMUM      AMOUNT OF
     SECURITIES TO BE       REGISTERED (1)  OFFERING PRICE PER SHARE  AGGREGATE OFFERING  REGISTRATION FEE
        REGISTERED                                    (2)                    PRICE
---------------------------------------------------------------------------------------------------------
Common Stock, par value
  $.004 per share....... . 1,610,000 Shares         $12.50              $20,125,000.00       $5,313.00
=========================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the United Shipping & Technology, Inc. 1995 Stock Option Plan or the United Shipping & Technology, Inc. 1996 Director Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.

(2) Calculated solely for the purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices for such stock as reported by the Nasdaq Stock Market on February 9, 2000.
================================================================================

REGISTRATION OF ADDITIONAL SECURITIES

         This Registration Statement is being filed by United Shipping & Technology, Inc. (the "Company") pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, to register an additional 1,500,000 shares of the Company's Common Stock, $.004 par value (the "Common Stock"), issuable pursuant to the Company's 1995 Stock Option Plan (the "1995 Plan"), and 110,000 shares of Common Stock, issuable pursuant to the Company's 1996 Director Stock Option Plan (the "1996 Plan"). 450,000 shares of Common Stock issuable under the 1995 Plan and 100,000 shares of Common Stock issuable under the 1996 Plan have been previously registered pursuant to the Company's Form S-8 Registration Statement filed with the Securities and Exchange Commission on June 19, 1996 (Registration No. 333-06269) and the information contained therein is hereby incorporated by reference herein.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         We incorporate herein by reference the following documents or portions of documents, as of their respective dates as filed with the Securities and Exchange Commission:

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the registration statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC in Washington, D.C., New York, New York and Chicago, Illinois. You can call the SEC at 1-800-732-0330 for further information about the public reference rooms. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's Web Site at "http://www.sec.gov."

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is considered to be part of this registration statement. Information that we file later with the SEC will automatically update and supersede this information. We incorporate herein by reference the following documents or portions of documents, as of their respective dates as filed with the SEC:

         *        Annual Report on Form 10-KSB for the year ended June 30, 1999;

         *        Quarterly Report on Form 10-QSB for the quarter ended October
                  2, 1999;

         * Description of our common stock contained in our Registration Statement on Form SB-2 (No. 333-01652C) filed on May 29, 1996 (as amended); and

         * Current Reports on Form 8-K filed on October 8, 1999 (as amended on December 8, 1999), November 12, 1999 and November 12, 1999.

         All reports and other documents that we subsequently filed pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Unless prohibited in a corporation's articles, Utah Statutes Section 16-10a-903 requires indemnification of directors against reasonable expenses (including attorneys' fees) incurred by such person in connection with the successful defense of any proceeding to which he or she was a party because he or she is or was a director of a Utah corporation. Further, Utah Statutes Section 16-10a-907 requires indemnification for officers to the same extent as directors, provides that a corporation may also indemnify employees and agents, and provides that a corporation may indemnify all of such persons to a greater extent than is statutorily required. Article IV of the Company's Amended and Restated Articles of Incorporation provide that the Company shall indemnify officers and directors against any and all expenses arising out of any suit or proceeding to which they are a party because of their serving the Company as such, except in relation to matters as to which any officer or director is adjudged liable for his or her own negligence or misconduct in the performance of his or her duty. The Company's Bylaws also provide for certain indemnification of directors, officers, employees and agents, past or present, of the Company, and persons serving as such of another corporation or entity at the request of the Company.

ITEM 8. EXHIBITS.

Number      Description
------      -----------

5.1         Opinion of Briggs and Morgan, Professional Association.

23.1        Independent Auditor's Consent.

23.2        Consent of Independent Accountants.

23.3        Consent of Briggs and Morgan, Professional Association (included in
            Exhibit 5.1).

24.1        Powers of Attorney (included on Signature Page).

ITEM 9. UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 11th day of February, 2000.


                                     UNITED SHIPPING & TECHNOLOGY, INC.


                                     By    /s/ Peter C. Lytle
                                       -----------------------------------------
                                           Peter C. Lytle
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter C. Lytle and Kenneth D. Zigrino, or either of them (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


 /s/ Peter C. Lytle        President, Chief Executive Officer  February 11, 2000
-------------------------  and Director (Principal Executive
Peter C. Lytle             Officer)


 /s/ Timothy G. Becker     Chief Financial Officer (Principal  February 11, 2000
-------------------------  Accounting and Financial Officer)
Timothy G. Becker


                           Director
-------------------------
Marlin Rudebusch


 /s/ Susan M. Clemens      Director                            February 11, 2000
-------------------------
Susan M. Clemens

 /s/ Ronald G. Olson       Director                            February 11, 2000
-------------------------
Ronald G. Olson


                           Director
-------------------------
James A. Bartholomew


 /s/ Marshall T. Masko     Director                            February 11, 2000
-------------------------
Marshall T. Masko


 /s/ Peter Kooman          Director                            February 11, 2000
-------------------------
Peter Kooman

                                  EXHIBIT INDEX

Exhibit
Number      Description
------      -----------

5.1         Opinion of Briggs and Morgan, Professional Association.

23.1        Independent Auditor's Consent.

23.2        Consent of Independent Accountants.

23.3        Consent of Briggs and Morgan, Professional Association (included in
            Exhibit 5.1).

24.1        Powers of Attorney (included on Signature Page).